FORM 8-K





                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549






                    Current Report Pursuant to Section 13
                    of the Securities Exchange Act of 1934





       Date of Report (Date Earliest Event reported)- March 6, 1997





                     Commission File Number     2-67419




                              CB BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)




                 Hawaii                             99-0197163
        (State of Incorporation)       (IRS Employer Identification No.)




                201 Merchant Street, Honolulu, Hawaii  96813
                   (Address of principal executive offices)




                                (808) 546-2411
                        (Registrant's Telephone Number)


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ITEM 5.  Other events

Refer to attachments I.

Attachment I.

Contact:  Daniel Motohiro             Wayne Miyao
          Senior Vice President       Senior Vice President
          CB Bancshares, Inc.         City Bank
          808-546-2424                808-546-8484


        CB Bancshares, Inc. Announces Executive Appointment;
        Board to Recommend Reduction in Quarterly Dividend

Honolulu, Hawaii - March 6, 1997 - the Board of Directors of CB Bancshares, Inc. (NASDAQ: CBBI) today announced that it has approved the election of Mr. Ronald K. Migita as President and Chief Executive Officer of CB Bancshares, Inc., upon the retirement of Mr. James M. Morita as President and Chief Executive Officer. The appointment is subject to the negotiation of a final agreement with Mr. Migita and to regulatory approval.

Ronald Migita is a career banker with extensive background in corporate and retail banking. Mr. Migita, 55, was born on Maui and graduated from H.P. Baldwin High School. He went on to earn a degree in business administration from the University of Hawaii, and shortly thereafter joined Bank of Hawaii as a credit analyst. He went on to serve in various managerial and executive positions, and eventually became the executive vice president and manager of the bank's Business Financial Services Group. After 29 years of service with Bank of Hawaii, Mr. Migita joined CB Bancshares as President and Chief Operating Officer in 1995.

Separately, CB Bancshares reported that it is in negotiations with certain shareholders to resolve issues related to a possible challenge regarding the election of Directors at the company's 1997 Annual Meeting.

In addition, the Board announced that it intends to recommend a reduction in the upcoming quarterly dividend from $0.325 per share to $0.05 per share. As previously announced, any cash dividend paid by the company must be approved by the Federal Reserve Bank under the company's Memorandum of Understanding (MOU) entered into late last year. The dividend, if approved, would be payable on April 30, 1997, to shareholders of record on April 15, 1997.

The Board indicated that the recommended dividend reflects a review of the company's current financial requirements, including earnings and the cost associated with the consolidation of its two subsidiary institutions and other expenses incurred in restructuring the company and re-aligning its management. The Board will continue to evaluate the dividend on a quarterly basis.

CB Bancshares, Inc., based in Honolulu, provides a full range of banking products and services for small- and medium-sized business and retail customers through its principal subsidiaries, City Bank and International Savings & Loan. The company operates 24 branches on the islands of Oahu, Maui and Hawaii, and is the third-largest bank holding company headquartered in Hawaii with $1.4 billion in assets.

                                       #####

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             CB Bancshares, Inc.
March 6, 1997                                /s/ Daniel Motohiro
                                             Senior Vice President and
                                             Chief Financial Officer